Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

STRAN & COMPANY, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.0001 par value per share	(1)	457(o)		$	$0.00	0.0001381	$0.00				$
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share		457(o)			0.00	0.0001381	0.00
Fees to be Paid	Debt	Debt Securities		457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Warrants		457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Units		457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Unallocated (Universal) Shelf		457(o)			0.00	0.0001381	0.00
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, $0.0001 par value per share	(2)	415(a)(6)			0.00			S-3	333-271337	04/28/2023		0.00
Carry Forward Securities	Equity	Preferred Stock, $0.0001 par value per share	(3)	415(a)(6)			0.00			S-3	333-271337	04/28/2023		0.00
Carry Forward Securities	Debt	Debt Securities	(4)	415(a)(6)			0.00			S-3	333-271337	04/28/2023		0.00
Carry Forward Securities	Other	Warrants	(5)	415(a)(6)			0.00			S-3	333-271337	04/28/2023		0.00
Carry Forward Securities	Other	Units	(6)	415(a)(6)			0.00			S-3	333-271337	04/28/2023		0.00
Carry Forward Securities	Other	Unallocated (Universal) Shelf	(7)	415(a)(6)		$	$150,000,000.00		$16,530.00	S-3	333-271337	04/28/2023		$16,530.00

Total Offering Amounts:							$150,000,000.00		0.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $150,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

This registration statement registers securities with a maximum aggregate offering price of $150,000,000. Of these securities, securities with a maximum aggregate offering price of $150,000,000.00 (the “Unsold Securities”) represent unsold securities previously registered by the registrant on its Registration Statement on Form S-3 filed on April 19, 2023 and declared effective on April 28, 2023 (File No. 333-271337) (the “Prior Registration Statement”). In connection with the Prior Registration Statement, the registrant paid $16,530.00 in registration fees related to the Unsold Securities that will be applied to the securities registered pursuant to this registration statement. The registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.

Securities registered hereunder to be sold by the registrant may be sold either separately or as units comprised of more than one type of security registered hereunder. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	See Note 1.
(3)	See Note 1.
(4)	See Note 1.
(5)	See Note 1.
(6)	See Note 1.
(7)	See Note 1.